EXHIBIT 23.1
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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement (File No. 333-133843) of Western Power & Equipment Corp. on Amendment No. 1 Form S-1 of our report dated September 1, 2005, except for Note 14 which is as of August 21, 2006, with respect to our audits of the financial statements of Western Power & Equipment Corp. as of July 31, 2005 and 2004 and for the years ended July 31, 2005, 2004, and 2003, and our report dated November 29, 2004, which includes an explanatory paragraph as to the Company's ability to continue as a going concern with respect to our audits of the financial statements of Arizona Pacific Materials, LLC as of March 31, 2004 and 2003 and for each of the years then ended, which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "experts" in such Prospectus.

                                       /s/ Marcum & Kliegman LLP
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                                       MARCUM & KLIEGMAN LLP
                                       New York, New York
                                       August 21, 2006